Filed Pursuant to Rule 424(b)(5)
Registration No. 333-204777

1,350,000 Shares

Common Stock

We are offering 1,350,000 shares of our common stock, no par value. Our common stock is traded on the NASDAQ Global Select Market under the symbol “PATK.” On March 8, 2017 the closing sale price of our common stock on the NASDAQ Global Select Market was $75.20 per share.

Investing in our common stock involves certain risks. Before purchasing our common stock, please review the information included in, and incorporated by reference into, the “Risk Factors” section beginning on page S-10 of this prospectus supplement and page 2 of the accompanying prospectus.

	Per Share	Total
Public offering price	$73.00	$98,550,000
Underwriting discount	$3.65	$4,927,500
Proceeds, before expenses, to us	$69.35	$93,622,500

The underwriters may also purchase up to an additional 202,500 shares of our common stock from us, at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to purchasers on or about March 14, 2017.

Joint Book-Running Managers

BofA Merrill Lynch	Wells Fargo Securities	Baird

KeyBanc Capital Markets

Co-Managers

CJS Securities	C.L. King & Associates	Fifth Third Securities	Sidoti & Company, LLC

The date of this prospectus supplement is March 8, 2017

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering of our common stock in two parts. The first part is this prospectus supplement, which provides the specific details regarding this offering. The second part is the accompanying prospectus, which provides general information, including information about the shares of our common stock. Unless the context indicates otherwise, when we refer to this “prospectus,” we are referring to both documents combined. Some of the information in the accompanying prospectus may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information contained in this prospectus supplement. You should read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision. See “Where You Can Find More Information” in the accompanying prospectus and “Incorporation of Certain Documents by Reference” in this prospectus supplement and the accompanying prospectus.

We have not, and the underwriters have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, references to “Patrick,” “we,” “us,” “our” or the “Company” refer to Patrick Industries, Inc. and our subsidiaries. The term “you” refers to a prospective investor.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This information is not complete and does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus supplement and the accompanying prospectus carefully, especially the matters discussed under “Risk Factors” beginning on page S-10 and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the audited consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. See “Incorporation of Certain Documents by Reference” below.

OUR COMPANY

We are a leading component manufacturer and supplier serving original equipment manufacturers (“OEMs”) primarily in the recreational vehicle (“RV”) and manufactured housing (“MH”) markets. We also supply certain products to adjacent industrial (“Industrial”) markets, including the commercial, institutional, and residential furniture and fixtures markets.

We play an important role in the value chain within each of the end markets in which we participate. We offer a broad product portfolio consisting of components that are integral to the overall aesthetics, quality, and function of the finished product sold to the consumer. To deliver a wide variety of components to our customers, we source raw materials and select products, innovate and collaborate on design, product and materials and manufacture or assemble components that are differentiated and aligned with consumer preferences in today’s competitive market. Our success depends on our ability to provide quality products and service through our value added relationships to help our customers satisfy consumer preferences. Our goal is to present them with significant product line depth and breadth allowing them to focus on designing, assembling and marketing the end product.

We serve our customers in the estimated $4 billion currently addressable portion of the RV market, which includes both towable and motorized RVs, the $900 million currently addressable portion of the MH market, and the large and fragmented Industrial markets. Our customers include the largest manufacturers in each of the RV and MH segments as well as distributors, component suppliers, and manufacturers serving the Industrial markets.

We operate through a nationwide network of 56 manufacturing and 22 distribution facilities in 16 states, thereby allowing us to be responsive and close to our customers, while simultaneously reducing in-transit delivery time and cost to the regional manufacturing footprint of our customers. We believe that we are one of the few suppliers to the RV and MH markets that has such an extensive network.

Our strategic and capital allocation strategy is focused on optimally managing and utilizing our resources and leveraging our platform of operating brands to continue to grow our business. Through strategic acquisitions, expansion geographically and into new product lines, investment in infrastructure and capital expenditures, we seek to ensure that our operating network contains the capacity, technology, and innovative thought process necessary to proactively support anticipated growth needs. Additionally, we look to effectively and efficiently respond to changes in market conditions, successfully integrate manufacturing, distribution and administrative functions, and provide capital and operational resources to our acquired companies while still allowing them to maintain an entrepreneurial spirit and, in turn, enabling the continuation of their legacy value proposition to our customer base.

Over the last three years, we have executed on a number of new product initiatives and have invested approximately $351 million to complete 14 acquisitions involving 19 companies, which directly complement our core competencies and existing product lines. Additionally, we introduced over 300 new products and product line extensions through strategic acquisitions and organically in an ongoing effort to bring additional value to customers.

The combination of improving economic conditions and demographic trends benefitting the RV industry and the execution of the strategic initiatives identified above, among others, resulted in increases in our sales, operating income, net income and cash flows for each of the last four years ended December 31, 2016.

As of December 31, 2016, we employed approximately 4,800 employees. Our corporate headquarters are located in Elkhart, Indiana.

OUR VALUE PROPOSITION

We believe our customers value a partner who can deliver high quality products, service, design expertise and innovation, efficient operations and timely delivery of components to their assembly facilities, both regionally and nationwide. Our goal is to offer a broad and relevant range of products to our customers so they can focus on assembly, delivery of finished goods, brand awareness, product marketing, and dealer relationships. We supply critical and highly visible interior and exterior components that differentiate our customers’ products in the RV, MH, and Industrial markets.

As a result of our longstanding relationships with many of the largest players in our markets, our customers encourage us to supply new or extended categories of products in order to help them drive efficiencies with the same level of quality and service. We have provided these expanded offerings either by acquiring companies with strong product niches that we can leverage across our network or through new product development.

When we acquire companies to expand our geographic and product reach, we typically seek to integrate certain functions that are best managed centrally, such as administrative, finance, legal, information technology, and human resources while allowing our acquired businesses to retain significant autonomy which fosters entrepreneurial spirit and brand individuality, and in turn enables the continuation of legacy value propositions for customers.

OUR COMPETITIVE STRENGTHS

A Leading Provider of Components to RV, MH and Industrial End Markets

We are a leading provider of a range of core components that go into the RV, MH and Industrial end markets. The RV market has experienced several years of recovery and growth driven by increased consumer interest in spending quality time with family and the recreational lifestyle. This shift in consumer behavior is driven by favorable demographic trends, including a growing interest in experiences, especially active and outdoor activities, among the emerging “millennial” and minority demographic and the increasing population of aging, retiring “baby boomers” who have the disposal income and time to pursue RV’ing. Additionally, all three of our segments have benefitted from increased consumer confidence, expanded credit availability, and lower unemployment, aiding our growth.

Robust Opportunities across Diverse Range of End Markets

We believe there are significant opportunities to grow within our established end markets while also expanding operations into new markets, such as marine. As a result of our presence across multiple recreational lifestyle categories, as well as MH and residential and commercial construction, our revenue is not solely dependent on a single end market. We believe each of these end markets has a favorable growth outlook.

Ability to Steadily Increase Content Revenue per Unit in RV and MH Markets

We experienced RV unit content growth of 15% and MH unit content growth of 8% in 2016 compared to 2015. This growth was driven by new products, extension growth, acquisitions and market share gain. We estimate that our current revenue opportunity in existing products is $6,300 per RV unit and $6,900 per MH unit.

Leadership in New Product Introductions

New product introductions and product line extensions are key components of our strategy to grow our market share and revenue base, adapt to changing market conditions, and proactively address customer demand. We believe there are numerous opportunities to launch product line extensions in our RV and MH product lines. Our commitment to design and innovation allows us to increase our presence in the markets that we serve and gain entrance into other markets. Over the last three years, we have introduced over 300 new products and product lines extensions to the market through acquisitions and internal development.

Continued Expansion into Complementary End Markets to Core RV Sales

Over the last several years, we have targeted certain sales efforts towards market segments that are less directly tied to recreational vehicle and residential new home construction, including the retail fixture, furniture, and countertop markets. As a result, we have seen a shift in our product mix, which has had a positive impact on revenues from the Industrial markets. Additionally, we have gained market share and expanded into new geographic territories as a result of acquisitions and investment in new team members with significant product knowledge, relationships, and expertise in the commercial markets.

Proven and Active Industry Consolidator

We have a track record of successfully executing small- and mid-sized acquisitions. We are focused on driving growth in each of our primary markets through the opportunistic acquisition of companies with strong management teams having a strategic fit with Patrick’s core values, business model, and customer presence, as well as additional product lines, facilities, or other assets to complement or expand our existing businesses. Since 2010, we have acquired 31 component manufacturers and distributors that have added breadth and depth to our product offering. The OEM supplier landscape includes numerous suppliers and remains highly fragmented, providing additional opportunity for growth through acquisitions. Our disciplined, focused acquisition strategy is to target acquisitions that can strengthen or broaden our product offering and achieve established payback hurdles. To facilitate ongoing acquisition activity, we plan to continue to utilize our methodical, strategic and value-driven approach to consolidating a highly fragmented industry with a long tail of attractive targets.

Proven Management Team that has Successfully Managed the Company Through Different Business Environments and Executed on a Successful Growth Strategy

Our experienced executive management team, including Todd Cleveland, Andy Nemeth, Jeff Rodino, Joshua Boone, and Kip Ellis, combines deep industry expertise and experience with mergers and acquisitions with more than 100 years of cumulative experience. The team demonstrated its knowledge and expertise by managing our business successfully through the last economic downturn.

OUR SEGMENTS

Manufacturing—Our lamination operations utilize various materials, such as lauan, medium-density fiberboard (“MDF”), gypsum, and particleboard, which are bonded by adhesives or a heating process to a number of products, including vinyl, paper, foil, and high-pressure laminates. These products are utilized to produce furniture, shelving, wall, counter, and cabinet products with a wide variety of finishes and textures. This segment also includes the following divisions: cabinet doors, fiberglass bath fixtures, hardwood furniture, vinyl printing, solid surface, granite, and quartz countertop fabrication, RV painting, fabricated aluminum products, fiberglass and plastic components, softwoods lumber, custom cabinetry, polymer-based flooring, electrical systems components, and other products. Patrick’s major manufactured products also include wrapped vinyl, paper and hardwood profile mouldings, interior passage doors, slide-out trim and fascia, and slotwall panels and components.

Distribution—We distribute pre-finished wall and ceiling panels, drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, fiber reinforced polyester products, cement siding, interior passage doors, roofing products, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products.

Net Sales by Segment, Product, and End Market:

Revenue By Segment (2016)	Net Sales By Product (2016)

Net Sales By End Market (2016)

MARKETS

We supply highly visible interior and exterior components that differentiate our customers’ products in the RV, MH, and Industrial markets. We have consistently captured market share through our new product initiatives and strategic acquisitions, resulting in sales levels growing at a rate in excess of the general industry over the last five years.

The RV industry has demonstrated continued growth in the past three years with broad-based demand strength across towable and motorized product categories. According to the Recreation Vehicle Industry

Association (“RVIA”), as noted in its December 2016 Recreation Vehicle Market Report, RV shipments surpassed 430,000 units in 2016, representing a 15% increase over 2015. We believe factors that support RV demand include: consumer wealth, consumer confidence, availability of financing and levels of disposable income. We believe the current economic environment and these factors provide for a near-term positive RV outlook with favorable secular trends in RV ownership, outdoor lifestyle and demographics driving long-term industry growth. We believe society is increasingly participating in nature-based tourism activities, with “millennials” and minorities embracing the outdoor lifestyle and entering into the RV marketplace. According to the RVIA, RV sales will continue to benefit from ongoing aging of the “baby boomers” as more people enter the primary RV ownership age group of 55 to 70 years old.

RV Wholesale Unit Shipments

(shipments in thousands):

Source: Recreation Vehicle Industry Association, 1990-2017 RVIA

The marine industry has been improving over the past few years and we believe there is meaningful growth ahead in this industry. With similar demand factors as RVs, we believe a continued improvement in economic conditions will contribute to a marine market recovery. According to the National Marine Manufacturers Association, preliminary data indicates that 2016 new power boat registrations increased 6% year over year. In addition, current power boat sales levels still remain significantly below the 1984 to 2015 annual average of approximately 307,000 units, suggesting growth potential.

The MH industry has demonstrated steady growth in the last three years with increased levels of wholesale shipments. We continue to believe there is pent up demand and upside potential for this market based on improving residential housing market conditions, high consumer confidence levels, increased affordability and quality, and improving credit and financing considerations. The MH industry, however, continues to face some challenges presented by the lack of financing alternatives and credit availability.

MH Wholesale Unit Shipments in the U.S.

(shipments in thousands):

Source: Institute for Building Technology and Safety (IBTS) Report dated December 2016

Our MH end market is dependent upon wholesale shipments of units which are in turn historically closely related to housing starts. Meanwhile, approximately 50% of our Industrial revenue base in 2016 was associated with the U.S. residential housing market. Therefore, there is a correlation between the demand for our products in this market and new residential housing construction and remodeling activities. With housing starts projected to increase by 8% and 9% in 2017 and 2018, respectively, according to the National Association of Realtors U.S. Economic Outlook as of February 2017, we believe the positive momentum in both our MH and Industrial segments will continue to increase.

New Housing Starts in the U.S.

(housing starts in thousands):

Source: U.S. Census Bureau New Privately Owned Housing Units Started Annual Data through 2016

Corporate Information

Patrick Industries, Inc. was founded in 1959 and incorporated in the state of Indiana in 1961. Our executive offices are located at 107 West Franklin Street, Elkhart, Indiana 46515 and our telephone number is (574) 294-7511. Our website address is located at www.patrickind.com. The information contained in our website is not part of and shall not be deemed incorporated by reference in this prospectus supplement.

The Offering

Issuer:	Patrick Industries, Inc.

Common stock offered by us:	1,350,000 shares of our common stock, or 1,552,500 shares of our common stock if the underwriters exercise their option to purchase additional shares of common stock in full.

Common stock outstanding after the offering:	16,759,386 shares of our common stock, or 16,961,886 shares of our common stock if the underwriters exercise their option to purchase additional shares of common stock in full.

NASDAQ Global Select Market symbol:	“PATK”

Use of proceeds:	We estimate that the net proceeds from the sale of shares of our common stock in this offering will be approximately $93.2 million (or approximately $107.3 million if the underwriters exercise their option to purchase additional shares in full), based on the public offering price of $73.00 per share, after deducting the underwriting discount and commissions and estimated offering expenses. We intend to use all of the net proceeds from the offering to pay down a portion of our indebtedness under our 2015 Credit Facility (defined below). See “Use of Proceeds.” Affiliates of certain of the underwriters are lenders under our 2015 Credit Facility and may receive a portion of the net proceeds of this offering. Because of the manner in which the proceeds will be used, this offering will be conducted in accordance with FINRA 5121. In accordance with that rule, no “qualified independent underwriter” is required because a bona fide public market exists in the shares, as that term is defined in the rule. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Risk factors:	You should carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page S-10 of this prospectus supplement, in the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in our other reports that are filed with the SEC, which are incorporated by reference in this prospectus supplement, before making any decision to invest in our common stock.

The share information above is based on 15,409,386 shares of common stock outstanding as of March 3, 2017 and excludes:

•	419,107 shares of our common stock issuable upon exercise of options granted under our 2009 Omnibus Incentive Plan at a weighted average exercise price of $59.93 per share;

•	407,336 shares issuable under stockholder appreciation rights granted under our 2009 Omnibus Incentive Plan with strike prices ranging from $18.45 to $111.94 per share;

•	55,000 shares issuable under restricted stock units granted to our management under our 2009 Omnibus Incentive Plan which have performance-based vesting criteria; and

•	750,000 shares of common stock to be reserved for future issuance under our 2009 Omnibus Incentive Plan. The availability of these shares under the 2009 Omnibus Incentive Plan is subject to stockholder approval of these shares at the Company’s 2017 annual meeting of stockholders.

Unless we indicate otherwise, the information in this prospectus supplement assumes that the underwriters will not exercise their option to purchase up to 202,500 additional shares of our common stock.

Summary Consolidated Financial and Operating Data

The following table shows our summary consolidated income statement, balance sheet, and other financial and operating data for the fiscal years ended December 31, 2012, December 31, 2013, December 31, 2014, December 31, 2015 and December 31, 2016. The summary consolidated income statement and other financial data for fiscal years 2014, 2015 and 2016 are derived from our audited consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, which are incorporated by reference in this prospectus supplement and accompanying prospectus. Our historical results are not necessarily indicative of our results for any future period.

This information should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2016, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our audited consolidated financial statements and related notes which are incorporated by reference in this prospectus supplement and accompanying prospectus.

	As of or for the Year Ended December 31,
	2012	2013	2014	2015	2016
	(thousands except per share amounts)
Operating Data:
Net sales	$437,367	$594,931	$735,717	$920,333	$1,221,887
Gross profit	65,744	91,023	118,503	152,279	202,469
Operating income	27,040	40,945	51,471	69,918	90,837
Net income	28,095	24,040	30,674	42,219	55,577
Basic net income per common share	$1.77	$1.49	$1.92	$2.76	$3.70
Diluted net income per common share	$1.76	$1.49	$1.91	$2.72	$3.64

Financial Data:
Total assets (1)	$143,469	$174,187	$255,561	$381,584	$534,950
Total short-term and long-term debt (2)	49,716	55,000	101,054	204,484	273,153
Shareholders’ equity	61,408	82,310	102,768	128,597	185,448
Cash flows from operating activities (3)	20,997	22,431	46,318	66,856	97,147

(1)	Total assets as of December 31, 2015 reflect the reclassification of assets related to deferred financing costs associated with the term loan outstanding under the Company’s 2015 Credit Facility that were reclassified and presented net of long-term debt outstanding. For additional details see “Deferred Financing Costs” in Note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, which are incorporated by reference in this prospectus supplement and accompanying prospectus. In addition, total assets as of December 31, 2015 were reduced by the reclassification of long-term deferred tax liabilities to long-term deferred tax assets to conform to the current year presentation. For additional details see “Income Taxes” in Note 3 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, which are incorporated by reference in this prospectus supplement and accompanying prospectus. Total assets as presented in the table above as of December 31, 2012, 2013 and 2014 are shown as originally reported.
(2)	Total short-term and long-term debt for each of the periods presented in the table above do not reflect the reclassification of assets related to deferred financing costs to long-term debt outstanding as described in footnote (1) above.
(3)	Cash flows from operating activities for the years ended December 31, 2015 and 2014 reflect the reclassification of payments related to vesting of share-based awards, net of shares tendered for tax, to cash flows from financing activities to conform to the current year presentation. Cash flows from operating activities as presented in the table above for the years ended December 31, 2013 and 2012 are shown as originally reported. See “Stock Compensation” in Note 3 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 and which are incorporated by reference in this prospectus supplement and accompanying prospectus for further details.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below and the information set forth in the accompanying prospectus to this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2016, together with all other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before you decide to invest in our common stock. The risks and uncertainties described in such incorporated documents and described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” below.

Economic and business conditions beyond Patrick’s control, including cyclicality and seasonality in the industries it sells products, could lead to fluctuations in and negatively impact operating results.

The RV, MH and Industrial markets in which we operate are subject to cycles of growth and contraction in consumer demand, and volatility in production levels, shipments, sales and operating results, due to external factors such as general economic conditions, consumer confidence, employment rates, financing availability, interest rates, inflation, fuel prices, and other economic conditions affecting consumer demand and discretionary spending. Periods of economic recession and downturns have adversely affected our business and operating results in the past, and have the potential to adversely impact our future results. Consequently, the results for any prior period may not be indicative of results for any future period. In addition, fluctuation in demand could adversely affect our management of inventory, which could lead to an inability to meet customer needs or a charge for obsolete inventory.

Sales in the RV and MH markets historically have been seasonal and are generally at the highest levels when the climate is moderate. However, seasonal industry trends in the past several years have differed from prior years, primarily due to volatile economic conditions, fluctuations in RV dealer inventories, changing dealer show schedules, interest rates, access to financing, the cost of fuel, and increased demand from RV dealers. Consequently, future seasonal trends may differ from prior years. In addition, unusually severe weather conditions may impact the timing of industry-wide shipments from one period to another and lead to unanticipated fluctuations in our operating results.

If the financial condition of our customers and suppliers deteriorates, our business and operating results could suffer.

The markets we serve have been highly sensitive to changes in the economic environment. Weakening conditions in the economy, or the lack of available financing in the credit market, could cause the financial condition of our customers and suppliers to deteriorate, which could negatively affect our business through the loss of sales or the inability to meet our commitments. Many of our customers participate in highly competitive markets and their financial condition may deteriorate as a result. In addition, a decline in the financial condition of our customers could hinder our ability to collect amounts owed by customers.

Although we have a large number of customers, our sales are significantly concentrated with two customers, the loss of either of which could have a material adverse impact on our operating results and financial condition.

Two customers in the RV market accounted for a combined 60% of our consolidated net sales in 2016. The loss of either of these customers could have a material adverse impact on our operating results and financial condition. We do not have long-term agreements with our customers and cannot predict that we will maintain our current relationships with these customers or that we will continue to supply them at current levels.

Changes in consumer preferences relating to our products could adversely impact our sales levels and our operating results.

Changes in consumer preferences, or our inability to anticipate changes in consumer preferences for RVs or manufactured homes, or for the products we make could reduce demand for our products and adversely affect our operating results and financial condition.

A significant percentage of the Company’s sales are concentrated in the RV market, and declines in the level of RV unit shipments or reductions in industry growth could reduce demand for our products and adversely impact our operating results and financial condition.

In both 2015 and 2016, the Company’s net sales to the RV market were approximately 75% of consolidated net sales. While the Company measures its RV segment sales against industry-wide wholesale shipment statistics, the underlying health of the RV market is determined by retail demand. Retail sales of RVs historically have been closely tied to general economic conditions, as well as consumer confidence, which was above historical averages in 2016. Future declines in RV unit shipment levels or reductions in industry growth could significantly reduce the Company’s revenue from the RV market and have a material adverse impact on its operating results in 2017 and other future periods.

The manufactured housing and recreational vehicle industries are highly competitive and some of our competitors may have greater resources than we do.

We operate in a highly competitive business environment and our sales could be negatively impacted by our inability to maintain or increase prices, changes in geographic or product mix, or the decision of our customers to purchase our competitors’ products or to produce in-house products that we currently produce. We compete not only with other suppliers to the RV and MH producers, but also with suppliers to traditional site-built homebuilders and suppliers of cabinetry and countertops. Sales could also be affected by pricing, purchasing, financing, advertising, operational, promotional, or other decisions made by purchasers of our products. Additionally, we cannot control the decisions made by suppliers of our distributed and manufactured products, and therefore, our ability to maintain our distribution arrangements may be adversely impacted.

The greater financial resources or the lower level of debt or financial leverage of certain of our competitors may enable them to commit larger amounts of capital in response to changing market conditions. Competitors may develop innovative new products that could put the Company at a competitive disadvantage. If we are unable to compete successfully against other manufacturers and suppliers to the RV and MH markets, we could lose customers and sales could decline, or we may not be able to improve or maintain profit margins on sales to customers or be able to continue to compete successfully in our core markets.

Conditions in the credit market could limit the ability of consumers to obtain retail financing for RVs and manufactured homes, resulting in reduced demand for our products.

Restrictions on the availability of consumer financing for RVs and manufactured homes and increases in the costs of such financing have in the past limited, and could again limit, the ability of consumers to purchase RVs and manufactured homes, which would result in reduced production of RVs and manufactured homes by our customers, and therefore reduce demand for our products.

Loans used to finance the purchase of manufactured homes usually have shorter terms and higher interest rates, and are more difficult to obtain than mortgages for site-built homes. Historically, lenders required a higher down payment, higher credit scores and other criteria for these loans. Current lending criteria are more stringent than historical criteria, and many potential buyers of manufactured homes may not qualify.

The availability, cost, and terms of these manufactured housing loans are also dependent on economic conditions, lending practices of financial institutions, government policies, and other factors, all of which are beyond our control. Reductions in the availability of financing for manufactured homes and increases in the costs of financing have limited, and could continue to limit, the ability of consumers to purchase manufactured homes, resulting in reduced production of manufactured homes by our customers, and therefore reduced demand for our products. In addition, certain provisions of the Dodd-Frank Act, which regulate financial transactions, could make certain types of loans more difficult to obtain, including those historically used to finance the purchase of manufactured homes.

The manufactured housing industry has experienced a significant long-term decline in shipments, which has led to reduced demand for our products.

Our MH segment, which accounted for 13% of consolidated net sales for 2016, operates in an industry which has experienced a significant decline in production of new homes compared to the last peak production level in 1998. The downturn was caused, in part, by limited availability and high cost of financing for manufactured homes, and was exacerbated by economic and political conditions during the financial crisis. Although industry-wide wholesale production of manufactured homes has improved somewhat in recent years, a worsening of conditions in the MH market could have a material adverse impact on our operating results.

Fuel shortages or high prices for fuel could have an adverse impact on our operations.

The products produced by the RV market typically require gasoline or diesel fuel for their operation, or the use of a vehicle requiring gasoline or diesel fuel for their operation. There can be no assurance that the supply of gasoline and diesel fuel will continue uninterrupted or that the price or tax on fuel will not significantly increase in the future. Shortages of gasoline and diesel fuel, and substantial increases in the price of fuel, have had a material adverse effect on our business and the RV industry as a whole in the past and could have a material adverse effect on our business in the future.

We are dependent on third-party suppliers and manufacturers.

Generally, our raw materials, supplies and energy requirements are obtained from various sources and in the quantities desired. While alternative sources are available, our business is subject to the risk of price increases and periodic delays in delivery. Fluctuations in prices may be driven by the supply/demand relationship for that commodity, governmental regulation, tariffs or other cross-border taxes, economic conditions in other countries, religious holidays, natural disasters, and other events. In addition, if any of our suppliers seek bankruptcy relief or otherwise cannot continue their business as anticipated, the availability or price of these requirements could be adversely affected.

If we cannot effectively manage the challenges and risks associated with doing business internationally, our revenues and profitability may suffer.

We purchase a significant portion of our raw materials and other supplies from suppliers located in Indonesia, China and Malaysia. As a result, our ability to obtain raw materials and supplies on favorable terms and in a timely fashion are subject to a variety of risks, including fluctuations in foreign currencies, changes in the economic strength of the foreign countries in which we do business, difficulties in enforcing contractual obligations and intellectual property rights, compliance burdens associated with a wide variety of international and United States import laws, and social, political, and economic instability. Our business with our international suppliers could be adversely affected by restrictions on travel to and from any of the countries in which we do business due to a health epidemic or outbreak or other event. Additional risks associated with our foreign business include restrictive trade policies, imposition of duties, taxes, or government royalties by foreign governments, and compliance with the Foreign Corrupt Practices Act and local anti-bribery laws. Recently, the new White House administration, certain members of Congress and key policy makers have suggested the renegotiation of the North American Free Trade Agreement. In addition, the new administration has suggested the adoption of other laws to implement tariffs, border taxes, or other measures that could impact the level of trade between the U.S., Mexico and China. Any such proposals or measures could negatively impact our relations with our international suppliers and the volume of shipments to the U.S. from these countries, which could have a material adverse effect on our business and operating results.

Any increased cost and limited availability of certain raw materials may have a material adverse effect on our business and results of operations.

Prices of certain materials, including gypsum, lauan, particleboard, MDF, aluminum and other commodity products, can be volatile and change dramatically with changes in supply and demand. Certain products are purchased from overseas and their availability is dependent upon weather conditions, seasonal and religious holidays, political unrest, economic conditions overseas, natural disasters, vessel shipping schedules and port availability. Further, our commodity product suppliers sometimes operate at or near capacity, resulting in some products having the potential of being put on allocation. We generally have been able to maintain adequate supplies of materials and pass higher material costs on to our customers in the form of surcharges and base price increases where needed. However, it is not certain future price increases can be passed on to our customers without affecting demand or that limited availability of materials will not impact our production capabilities. Our sales levels and operating results could be negatively impacted by changes in any of these items.

Increases in demand for our products could make it more difficult for us to obtain additional skilled labor, which may adversely impact our operating efficiencies.

In certain geographic regions in which we have manufacturing facilities, we are experiencing shortages of qualified employees, which negatively impacted our cost of goods sold in 2016. Labor shortages and continued competition for qualified employees may increase the cost of our labor and create employee retention and recruitment challenges, especially during improving economic times as employees with knowledge and experience have the ability to change employers more easily.

If demand continues to increase, we may not be able to increase production to satisfy demand in a timely fashion, and may initially incur higher labor and production costs, which could adversely impact our financial condition and operating results.

We may incur significant charges or be adversely impacted by the consolidation and/or closure of all or part of a manufacturing or distribution facility.

We periodically assess the cost structure of our operating facilities to distribute and/or manufacture products in the most efficient manner. We may make capital investments to move, discontinue manufacturing and/or distribution capabilities, or products and product lines, sell or close all or part of additional manufacturing and/or distribution facilities in the future. These changes could result in significant future charges or disruptions in our operations, and we may not achieve the expected benefits from these changes, which could result in an adverse impact on our operating results, cash flows, and financial condition.

We are subject to governmental and environmental laws and regulations, and failure in our compliance efforts, changes to such laws and regulations or events beyond our control could result in damages, expenses or liabilities that individually, or in the aggregate, would have a material adverse effect on our financial condition and results of operations.

Some of our manufacturing processes involve the use, handling, storage and contracting for recycling or disposal of hazardous or toxic substances or wastes. Accordingly, we are subject to various governmental and environmental laws and regulations regarding these substances, as well as environmental requirements relating to air, water and noise pollution. The implementation of new laws and regulations or amendments to existing laws and regulations could significantly increase the cost of the Company’s products. We cannot presently determine what, if any, legislation may be adopted by federal, state or local governing bodies, or the effect any such legislation may have on our customers or us. Failure to comply with present or future laws and regulations could result in fines or potential civil or criminal liability. Both scenarios could negatively impact our results of operations or financial condition.

The inability to attract and retain qualified executive officers and key personnel may adversely affect our operations.

While we include succession planning as part of our ongoing talent development and management process to help ensure the continuity of our business model, the loss of any of our executive officers or other key personnel could reduce our ability to manage our business and strategic plan in the short-term and could cause our sales and operating results to decline. In addition, our future success will depend on, among other factors, our ability to attract and retain executive management, key employees, and other qualified personnel.

Our ability to integrate acquired businesses may adversely affect operations.

As part of our business and strategic plan, we look for strategic acquisitions to provide shareholder value. Any acquisition will require the effective integration of an existing business and its administrative, financial, sales and marketing, manufacturing, and other functions to maximize synergies. Acquired businesses involve a number of risks that may affect our financial performance, including increased leverage, diversion of management resources, assumption of liabilities of the acquired businesses, and possible corporate culture conflicts. If we are unable to successfully integrate these acquisitions, we may not realize the benefits identified in our due diligence process, and our financial results may be negatively impacted. Additionally, significant unexpected liabilities could arise from these acquisitions.

Our level of indebtedness could limit our operational flexibility and harm our financial condition and results of operations.

As of December 31, 2016, we had $273.0 million of total long-term debt outstanding under our $360.0 million revolving credit facility (the “2015 Credit Facility”) that was established pursuant to our current credit agreement, as amended (the “2015 Credit Agreement”). Our level of indebtedness could have adverse consequences on our future operations, including making it more difficult for us to meet our payments on outstanding debt, and we may not be able to find alternative financing sources to replace our indebtedness in such an event. Our level of indebtedness could: (i) reduce the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes, and limit our ability to obtain additional financing for these purposes; (ii) limit our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business and the industry in which we operate; (iii) place us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged; and (iv) create concerns about our credit quality which could result in the loss of supplier contracts and/or customers. Our ability to satisfy our debt obligations will depend on our future operating performance which may be affected by factors beyond our control.

Our 2015 Credit Agreement contains various financial performance and other covenants. If we do not remain in compliance with these covenants, our 2015 Credit Agreement could be terminated and the amounts outstanding thereunder could become immediately due and payable.

We have debt outstanding that contains financial and non-financial covenants with which we must comply that place restrictions on us. There can be no assurance that we will maintain compliance with the financial covenants under our 2015 Credit Agreement. These covenants require that we comply with a maximum level of a consolidated total leverage ratio and a minimum level of a consolidated fixed charge coverage ratio. If we fail to comply with the covenants contained in our 2015 Credit Agreement, the lenders could cause our debt to become due and payable prior to maturity or it could result in our having to refinance the indebtedness under unfavorable terms. If our debt were accelerated, our assets might not be sufficient to repay our debt in full and there can be no assurance that we would be able to refinance any or all of our indebtedness.

Due to industry conditions and our operating results, there have been times in the past when we have had limited access to sources of capital. If we are unable to locate suitable sources of capital when needed, we may be unable to maintain or expand our business.

We depend on our cash balances, our cash flows from operations, and our 2015 Credit Facility to finance our operating requirements, capital expenditures and other needs. If a significant economic recession occurred, such as the recession that impacted the economy from 2007 to 2010, production of RVs and manufactured homes could decline, resulting in reduced demand for our products. A decline in our operating results could negatively impact our liquidity. If our cash balances, cash flows from operations, and availability under our 2015 Credit Facility are insufficient to finance our operations and alternative capital is not available, we may not be able to expand our business and make acquisitions, or we may need to curtail or limit our existing operations.

We have letters of credit representing collateral for our casualty insurance programs and for general operating purposes that have been issued under our 2015 Credit Facility. The inability to retain our current letters of credit, to obtain alternative letter of credit sources, or to retain our 2015 Credit Facility to support these programs could require us to post cash collateral, reduce the amount of cash available for our operations, or cause us to curtail or limit existing operations.

If we are unable to manage our inventory, our operating results could be materially and adversely affected.

Our customers generally do not maintain long-term supply contracts and, therefore, we must bear the risk of advanced estimation of customer orders. We maintain inventory to support these customers’ needs. Changes in demand, market conditions and/or product specifications could result in material obsolescence and a lack of alternative markets for certain of our customer specific products and could negatively impact operating results.

We could incur charges for impairment of assets, including goodwill and other long-lived assets, due to potential declines in the fair value of those assets or a decline in expected profitability of the Company or individual reporting units of the Company.

Approximately 67% of our total assets as of December 31, 2016 was comprised of goodwill, other intangible assets, and property, plant and equipment. Under generally accepted accounting principles, each of these assets is subject to periodic review and testing to determine whether the asset is recoverable or realizable. The events or changes that could require us to test our goodwill and intangible assets for impairment include changes in our estimated future cash flows, changes in rates of growth in our industry or in any of our reporting units, and decreases in our stock price and market capitalization.

In the future, if sales demand or market conditions change from those projected by management, asset write-downs may be required. Significant impairment charges, although not always affecting current cash flow, could have a material effect on our operating results and financial position.

A variety of factors, many of which are beyond our control, could influence fluctuations in the market price for our common stock.

The stock market, in general, experiences volatility that has often been unrelated to the underlying operating performance of companies. If this volatility continues, the trading price of our common stock could decline significantly, independent of our actual operating performance. The market price of our common stock could fluctuate significantly in response to a number of factors, many of which are beyond our control, including the following:

•	variations in our and our competitors’ operating results;

•	high concentration of shares held by institutional investors;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	announcements by us or our competitors of technological improvements or new products;

•	the gain or loss of significant customers;

•	additions or departures of key personnel;

•	events affecting other companies that the market deems comparable to us;

•	changes in investor perception of our business and/or management;

•	changes in global economic conditions or general market conditions in the industries in which we operate;

•	sales of our common stock held by certain equity investors or members of management;

•	issuance of our common stock or debt securities by the Company; and

•	the occurrence of other events that are described in these risk factors.

If our information technology systems fail to perform adequately, our operations could be disrupted and could adversely affect our business, reputation and results of operation.

We are increasingly dependent on digital technology, including information systems and related infrastructure, to process and record financial and operating data, manage inventory and communicate with our employees and business partners. We rely on our information technology systems to effectively manage our business data, inventory, supply chain, order entry and fulfillment, manufacturing, distribution, warranty administration, invoicing, collection of payments, and other business processes. Our systems are subject to damage or interruption from power outages, telecommunications or internet failures, computer viruses and malicious attacks, security breaches and catastrophic events. If our systems are damaged or fail to function properly or reliably, we may incur substantial repair or replacement costs, experience data loss or theft and impediments to our ability to manage our business, which could adversely affect our results of operations. Any such events could result in legal claims or proceedings, liability or penalties under privacy laws, disruption in operations, and damage to our reputation, which could adversely affect our business.

In addition, we may be required to make significant technology investments to maintain and update our existing computer systems. Implementing significant system changes increases the risk of computer system disruption. The potential problems and interruptions associated with implementing technology initiatives could disrupt or reduce our operational efficiency.

A cyber incident or data breach could result in information theft, data corruption, operational disruption, and/or financial loss.

Our technologies, systems, networks, and those of our business partners have in the past and may in the future become the target of cyber-attacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss, or destruction of proprietary and other information, or other disruption of our business operations. A cyber-attack could include gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption or result in denial of service on websites. We have programs in place to detect, contain and respond to data security incidents. However, because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may be difficult to detect for long periods of time, we may be unable to anticipate these techniques or implement adequate preventive measures. Unauthorized parties may also attempt to gain access to our systems or facilities, or those of third parties with whom we do business, through fraud, trickery, or other forms of deceiving our team members, contractors, vendors, and temporary staff. In addition, hardware, software, or applications we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Any cyber-attack on our business could materially harm our business and operating results. On February 3, 2017, certain personally identifiable employee information for all of the Company’s current and former employees for calendar year 2016 was inadvertently disclosed to an unauthorized individual or individuals as the result of a targeted email phishing message. The Company currently carries insurance to cover its exposure to this type of incident. As cyber threats continue to evolve, we may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any information security vulnerabilities. If we or our suppliers experience additional significant data security breaches or fail to detect and appropriately respond to significant data security breaches, we could be exposed to costly government enforcement actions and private litigation and our business and operating results could suffer.

We are required to evaluate our internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and could have an adverse effect on our stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we are required to furnish a report by our management on our internal control over financial reporting. Such report contains, among other matters, an assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal year, including a statement as to whether or not our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by management. Each year we must prepare or update the process documentation and perform the evaluation needed to comply with Section 404. During this process, if our management identifies one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that such internal control is effective. Ensuring that we have adequate internal financial and accounting controls and procedures in place is a costly and time-consuming effort that needs to be re-evaluated frequently. We and our independent auditors may in the future discover areas of our internal controls that need further attention and improvement, particularly with respect to any businesses that we decide to acquire in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Investor perception that our internal controls are inadequate or that we are unable to produce accurate financial statements on a timely, consistent basis may adversely affect our stock price. Failure to comply with Section 404 could also potentially subject us to sanctions or investigations by the SEC, NASDAQ, or other regulatory authorities.

Certain provisions in our Articles of Incorporation and Amended and Restated By-laws may delay, defer or prevent a change in control that our shareholders each might consider to be in their best interest.

Our Articles of Incorporation and Amended and Restated By-laws contain provisions that are intended to deter coercive takeover practices and inadequate takeover bids. These provisions may delay, defer or prevent a change in control that our shareholders might consider to be in their best interest.

Conditions within the insurance markets could impact our ability to negotiate favorable terms and conditions for various liability coverage and could potentially result in uninsured losses.

We generally negotiate our insurance contracts annually for property, casualty, workers’ compensation, general liability, health insurance, and directors and officers liability coverage. Due to conditions within these insurance markets and other factors beyond our control, future coverage limits, terms and conditions and the amount of the related premiums could have a negative impact on our operating results. While we continually measure the risk/reward of policy limits and coverage, the lack of coverage in certain circumstances could result in potential uninsured losses.

Risks Related to our Common Stock

The price of our shares of common stock may be volatile.

The trading price of shares of our common stock may fluctuate substantially. In particular, it is possible that our operating results, including the integration of recent acquisitions into our operations, may be below the expectations of public market analysts and investors, and, as a result of these and other factors, the price of our common stock may decline. These fluctuations could cause you to lose part or all of your investment in shares of our common stock. Factors that could cause fluctuations include, but are not limited to, the following:

•	variations in our operating results, including variations due to changes in the price of crude oil or base lubricating oil;

•	announcements by us, our competitors, or others of significant business developments, changes in customer relationships, acquisitions, or expansion plans;

•	analysts’ earnings estimates, ratings, and research reports;

•	the depth and liquidity of the market for our common stock;

•	speculation in the press;

•	strategic actions by us or our competitors, such as sales promotions or acquisitions;

•	actions by our large stockholders or by institutional and other stockholders;

•	conditions in the industrial and hazardous waste services industry as a whole and in the geographic markets served by our branches; and

•	domestic and international economic factors unrelated to our performance.

The stock markets, in general, periodically experience volatility that is sometimes unrelated to the operating performance of particular companies. These broad market fluctuations may cause the trading price of our common stock to decline.

There may be future sales or issuances of our common stock, which will dilute the ownership interests of stockholders and may adversely affect the market price of our common stock.

We may issue additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities, which may result in dilution to our stockholders. In addition, our stockholders may be further diluted by future issuances under our equity incentive plans. Sales of substantial amounts of common stock by us or our stockholders in the public market could adversely affect the market price of the common stock. The market price of our common stock could decline as a result of sales or issuances of a large number of our common stock or similar securities in the market after this offering or the perception that such sales or issuances could occur.

If securities or industry analysts do not publish research or reports about our business or publish unfavorable research, or our results are below analysts’ estimates, our stock price and trading volume could decline.

The trading market for our common stock may depend on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our stock or our results are below analysts’ estimates, our stock price would likely decline. If one or more of these analysts cease to cover the Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if our operating results do not meet the expectations of the investor community, it is possible that the analysts who cover us may change their recommendations regarding the Company, and our stock price could decline.

We do not currently intend to pay cash dividends on our common stock to our stockholders and any determination to pay cash dividends in the future will be at the discretion of our Board of Directors.

We currently intend to retain any profits for use in the operation and expansion of our business and payment of our outstanding debt. Our Board of Directors does not intend to declare cash dividends in the foreseeable future. Any determination to pay dividends to our stockholders in the future will be at the discretion of our Board of Directors and will depend on our results of operations, financial condition, and other factors deemed relevant by our Board of Directors. In addition, our 2015 Credit Agreement prohibits us from paying cash dividends on our common stock. Consequently, it is uncertain when, if ever, we will declare dividends to our stockholders. If we do not pay dividends, investors will only obtain a return on their investment if the value of our shares of common stock appreciates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to incorporate by reference the information we file with the SEC; therefore, we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you directly to those previously filed documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent any information contained in such filings is deemed “furnished” in accordance with SEC rules. Such furnished information is not deemed filed under the Exchange Act and is not incorporated into this prospectus supplement.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (filed with the SEC on February 28, 2017);

•	Our Definitive Proxy Statement for the 2016 Annual Meeting of Shareholders (filed with the SEC on April 22, 2016); and

•	The description of our Common Stock contained in our Registration Statement on Form 8-A as filed with the SEC, including any amendments thereto or any public disclosures that may update such description.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement has been delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been incorporated in this prospectus supplement by reference. Any such requests for copies should be directed to: Corporate Secretary, at Patrick Industries, Inc., 107 W. Franklin Street, Elkhart, Indiana 46515 or by phone at (574) 294-7511.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein contain forward-looking statements within the meaning of the federal securities laws that are based upon current management expectations. All statements other than statements of historical facts, including statements regarding our future financial position, economic performance and results of operations, as well as our business strategy, budgets, and projected costs and plans and objectives of management are forward-looking statements. Generally, the words “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “look,” “may,” “plan,” “project,” “should,” “will be,” “will continue,” “will likely result,” “would” and similar expressions identify forward-looking statements. These forward-looking statements are based on current expectations, estimates and projections, many of which are by their nature inherently uncertain and beyond our control and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors are further described under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement, in the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in the forward-looking statements. You are urged to carefully review the disclosures we make concerning the risks, uncertainties and assumptions that may affect our business and operating results, including, but not limited to, the risks, uncertainties and assumptions set forth in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2016 under the captions “Business,” “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any of those made in our other reports filed with the SEC. Please consider our forward-looking statements in light of those risks, uncertainties and assumptions as you read this prospectus supplement and the accompanying prospectus. The future events, developments or results described in this prospectus supplement and the accompanying prospectus could turn out to be materially different. We have no obligation to publicly update or revise our forward-looking statements after the date of this prospectus supplement and you should not expect us to do so.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of shares of our common stock in this offering will be approximately $93.2 million (or approximately $107.3 million if the underwriters exercise their option in full), based on the public offering price of $73.00 per share, after deducting the underwriting discount and commissions and estimated offering expenses payable by us.

We intend to use all of the net proceeds from this offering to pay down a portion of our indebtedness under our 2015 Credit Facility. As of March 3, 2017, we had approximately $212.0 million of indebtedness under the revolving loan portion of our 2015 Credit Facility and $82.7 million of indebtedness under our credit facility term loan. This indebtedness matures on April 28, 2020 and has an effective interest rate of 2.562%.

Affiliates of certain of the underwriters are lenders under our 2015 Credit Facility and may receive a portion of the net proceeds of this offering. Because of the manner in which the proceeds will be used, this offering will be conducted in accordance with FINRA 5121. In accordance with that rule, no “qualified independent underwriter” is required because a bona fide public market exists in the shares, as that term is defined in the rule. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND POLICY

Our common stock is traded on the NASDAQ Global Select Market under the symbol “PATK”. On March 8, 2017, the closing price of our common stock on the NASDAQ Global Select Market was $75.20. The following table sets forth, for the time periods indicated, the high and low sales prices of our common stock as reported on the NASDAQ Global Select Market.

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
2017 (to March 8, 2017)	$86.10 - $75.20	—	—	—
2016	$46.39 - $29.28	$58.31 - $43.36	$69.53 - $55.00	$79.15 - $50.80
2015	$42.69 - $27.07	$43.25 - $36.05	$47.38 - $34.53	$48.00 - $37.57

The quotations represent prices between dealers, do not include retail mark-ups, mark-downs, or commissions, and may not necessarily represent actual transactions.

Holders of Common Stock

As of March 3, 2017, there were 275 holders of record of common stock. Several brokerage firms, banks, and other institutions (“nominees”) are listed once on the stockholders of record listing. In most cases, the nominees’ holdings represent blocks of our common stock held in brokerage accounts for a number of individual stockholders. As such, our actual number of stockholders would be higher than the number of registered stockholders of record.

Dividend Policy

We do not intend to pay any dividends on our common stock in the foreseeable future. We intend to retain any future earnings for use in the operation and expansion of our business and payment of our outstanding debt. In addition, our 2015 Credit Agreement prohibits us from paying cash dividends on our common stock.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2016 on an actual basis and as adjusted basis to give effect to the sale of 1,350,000 shares of our common stock in this offering by us (assuming the underwriters do not exercise their option to purchase additional shares of our common stock) at a public offering price of $73.00 per share, and the application of the net proceeds as contemplated in “Use of Proceeds”.

You should read the data set forth below in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and accompanying notes included in our Annual Report or 10-K for the year ended December 31, 2016, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2016
	Actual	As Adjusted (1)
	(Dollars in thousands)
Cash and cash equivalents	$6,449	$6,449

Total debt (2)	$272,577	$179,354

Stockholders’ equity:
Preferred stock, no par value: 1,000,000 shares authorized; none issued and outstanding, actual and as adjusted	—	—
Common stock, no par value, 20,000,000 shares authorized; 15,319,993, issued and outstanding shares, actual; 16,669,993 issued and outstanding, as adjusted	$63,716	$156,939
Additional paid-in capital	$8,243	$8,243
Retained earnings	$113,462	$113,462
Accumulated other comprehensive income	$27	$27

Total stockholders’ equity	$185,448	$278,671

Total capitalization	$458,025	$458,025

(1)	If the underwriters’ option to purchase additional shares is exercised in full:

•	an additional 202,500 shares would be issued and we would receive approximately $14.0 million in additional net proceeds;

•	total stockholders’ equity would increase by approximately $14.0 million; and

•	total debt would decrease by approximately $14.0 million and there would be no impact to total capitalization.

(2)	Amount is net of $576,000 of net deferred financing costs related to the term loan portion of the 2015 Credit Facility.

UNDERWRITING (CONFLICTS OF INTEREST)

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and Robert W. Baird & Co. Incorporated are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	425,250
Wells Fargo Securities, LLC	425,250
Robert W. Baird & Co. Incorporated	243,000
KeyBanc Capital Markets Inc.	148,500
CJS Securities, Inc.	32,400
C.L. King & Associates, Inc.	32,400
Fifth Third Securities, Inc.	32,400
Sidoti & Company, LLC	10,800

Total	1,350,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $2.19 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$73.00	$98,550,000	$113,332,500
Underwriting discount	$3.65	$4,927,500	$5,666,625
Proceeds, before expenses, to Patrick Industries, Inc.	$69.35	$93,622,500	$107,665,875

The expenses of the offering, not including the underwriting discount, are estimated at $400,000 and are payable by us.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 202,500 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We have agreed for 90 days after the date of this prospectus supplement, and our executive officers and directors and certain stockholders have agreed, subject to certain exceptions, for 60 days after the date of this prospectus supplement, not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, without first obtaining the written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant for the sale of any common stock,

•	otherwise dispose of or transfer any common stock,

•	request or demand that we file a registration statement related to the common stock, or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

Such exceptions include, among others, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock that we issue in connection with acquisitions, joint ventures and similar types of arrangements of up to 5% of outstanding common stock in aggregate at the time of the underwriting agreement, as long as the recipients of such securities also agree not to sell or transfer those securities without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC for a period of 90 days from the date of this prospectus supplement.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Nasdaq Global Select Market Listing

The shares are listed on the Nasdaq Global Select Market under the symbol “PATK.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the Nasdaq Global Select Market in accordance with Rule 103 of

Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Conflicts of Interest

Affiliates of certain of the underwriters are lenders under our 2015 Credit Facility and may receive a portion of the net proceeds from the offering. Because of the manner in which the proceeds will be used, the offering will be conducted in accordance with FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required, because a bona fide public market exists in the shares, as that term is defined in the rule.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area (each, a “Member State”), no offer of shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares referred to in (a) to (c) above shall result in a requirement for the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of shares is made or who receives any communication in respect of an offer of shares, or who initially acquires any shares will be deemed to have represented, warranted, acknowledged and agreed to and with each representative and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or where shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the representatives and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the representatives have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the representatives to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of ordinary shares to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the

Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the Non-CIS Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Non-CIS Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Non-CIS Securities pursuant to an offer made under Section 275 of the SFA except:

(c)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(d)	where no consideration is or will be given for the transfer;

(e)	where the transfer is by operation of law;

(f)	as specified in Section 276(7) of the SFA; or

(g)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The legal validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by McDermott Will & Emery LLP, Chicago, Illinois. Certain legal matters in connection with the offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The audited consolidated financial statements, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the accompanying prospectus have been so incorporated by reference in reliance upon the reports of Crowe Horwath LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

PATRICK INDUSTRIES, INC.

Debt Securities

Common Stock

Preferred Stock

Warrants

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Units

From time to time, we may sell up to an aggregate of $200,000,000 of any combination of the securities described in this prospectus. We will specify the terms of any offering of securities by us in a prospectus supplement.

You should read this prospectus, any prospectus supplement and the information incorporated by reference herein or therein carefully before you invest.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors” on page 2.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock is quoted and traded on The NASDAQ Global Select Market under the symbol “PATK.” On June 3, 2015, the last reported sale price of our common stock on The NASDAQ Global Select Market was $39.95. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The NASDAQ Global Select Market or any securities market or exchange of the securities covered by the prospectus supplement.

The securities may be offered directly by us to investors, to or through underwriters or dealers or through agents. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, and any applicable over-allotment options, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 22, 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” You should rely only on the information contained in or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information other than the information contained or incorporated by reference in this prospectus or any prospectus supplement. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus speaks only as of the date of this prospectus and the information in the documents incorporated or deemed to be incorporated by reference in this prospectus speaks only as of the respective dates those documents were filed with the SEC. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or a document that is incorporated or deemed incorporated by reference in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the applicable prospectus supplement. The terms “Patrick,” “Patrick Industries,” the “Company,” “we,” “us,” and “our” refer to Patrick Industries, Inc.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

PATRICK INDUSTRIES, INC.

We are a major manufacturer of component products and distributor of building products and materials for the recreational vehicle (“RV”) and manufactured housing (“MH”) industries. In addition, we are a supplier to certain other industrial markets, such as kitchen cabinet, office and household furniture, fixtures and commercial furnishings, marine, and other industrial markets. We manufacture a variety of products including decorative vinyl and paper laminated panels, fabricated aluminum products, wrapped vinyl, paper and hardwood profile mouldings, solid surface, granite, and quartz countertops, cabinet doors and components, hardwood furniture, fiberglass bath and shower fixtures, fiberglass and plastic component products including front and rear caps and marine helms, slide-out trim and fascia, interior passage doors, exterior graphics and RV painting, simulated wood and stone products, and slotwall panels and components, among others.

We are also an independent wholesale distributor of pre-finished wall and ceiling panels, drywall and drywall finishing products, electronics, wiring, electrical and plumbing products, cement siding, fiber reinforced polyester (“FRP”) products, interior passage doors, roofing products, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products. We have a nationwide network of manufacturing and distribution centers for our products, thereby reducing in-transit delivery time and cost to the regional manufacturing plants of our customers. We believe that we are one of the few suppliers to the RV and MH industries that has such a nationwide network. We maintain 30 manufacturing plants and nine distribution facilities near our principal offices in Elkhart, Indiana, and operate seven other warehouse and distribution centers and seven other manufacturing plants in nine other states.

We have two reportable business segments—Manufacturing and Distribution.

Each prospectus supplement may include additional information about us.

RISK FACTORS

Before you invest in our securities, in addition to the other information, documents or reports included or incorporated by reference in this prospectus and in any prospectus supplement, you should carefully consider the risk factors set forth in the section entitled “Risk Factors” in any prospectus supplement as well as in “Part I, Item 1A. Risk Factors” in our most recent annual report on Form 10-K and in “Part II, Item 1A. Risk Factors” in our quarterly reports on Form 10-Q filed subsequent to such Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects and the market price of our shares and any other securities we may issue. Moreover, the risks and uncertainties discussed in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, results of operations and prospects and the market price of our shares and any other securities we may issue could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

FORWARD-LOOKING STATEMENTS

Information both included and incorporated by reference in this prospectus and in any prospectus supplement may contain forward-looking statements, concerning, among other things, our outlook, financial projections and business strategies, all of which are subject to risks, uncertainties and assumptions. These forward-looking statements are identified by the use of terms such as “intend,” “plan,” “may,” “should,” “will,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “continue,” “potential,” “opportunity,” “project” and similar terms. These statements are based on certain assumptions and analyses that we believe are appropriate under the circumstances. Should one or more of these risks or uncertainties materialize, or should our assumptions prove incorrect, actual results may differ materially from those indicated in these statements. We cannot guarantee that we will achieve these plans, intentions or expectations. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise.

Factors that may impact forward-looking statements include, without limitation, the impact of any economic downturns especially in the residential housing market, a decline in consumer confidence levels, pricing pressures due to competition, costs and availability of raw materials, availability of commercial credit, availability of retail and wholesale financing for residential and manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed residential and manufactured homes, the financial condition of our customers, retention and concentration of significant customers, the ability to generate cash flow or obtain financing to fund growth, the ability to effectively manage the costs and the implementation of the new enterprise resource management system, future growth rates in the Company’s core businesses, the seasonality and cyclicality in the industries to which our products are sold, the successful integration of acquisitions, interest rates, oil and gasoline prices, adverse weather conditions impacting retail sales, and our ability to remain in compliance with our credit agreement covenants. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and residential and manufactured homes. We are affected by other factors identified in our filings with the Securities and Exchange Commission, some of which are set forth in the section entitled “Part I, Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and in “Part II, Item 1A. Risk Factors,” in our quarterly reports on Form 10-Q filed subsequent to such Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be updated from time to time by our future filings under the Exchange Act. Although we have attempted to list these important factors, we also wish to caution investors that other factors may prove to be important in the future in affecting our operating results. New factors emerge from time to time, and it is not possible for us to predict all of these factors, nor can we assess the impact each factor or combination of factors may have on our business.

These risks and uncertainties, along with the risk factors discussed under “Risk Factors” in this prospectus and in any prospectus supplement, should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus or in any prospectus supplement. All forward-looking statements speak only as of the date they are made. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Three Months Ended March 29, 2015	Fiscal Year
		2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges	14.5	15.4	14.1	5.6	2.7	1.2

For purposes of computing these ratios, earnings consists of pre-tax income from continuing operations plus fixed charges. Fixed charges consist of interest expense (including amortization of debt financing costs) and the interest portion of rental expense.

For further information on these ratios, see Exhibit 12.1, “Computation of Ratio of Earnings to Fixed Charges,” filed with Registration Statement of which this prospectus is a part.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities by the Company will be used for general corporate purposes, including, without limitation, working capital, capital expenditures, acquisitions, repayment or refinancing of indebtedness and stock repurchases.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. The debt securities will be our direct general obligations and may include debentures, notes, bonds or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior debt indenture, and subordinated debt securities will be issued under a subordinated debt indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. A form of each of the senior indenture and the subordinated indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indentures will be qualified under the Trust Indenture Act. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities and the description thereof contained in the prospectus supplement.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	The title or designation;

•	Any limit on the principal amount that may be issued;

•	Whether or not we will issue the series of debt securities in global form, the terms and the Depositary;

•	The maturity date;

•	The annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	Whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	The terms of the subordination of any series of subordinated debt;

•	The place where payments will be payable;

•	Our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	The date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•	The date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	Whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	Whether we will be restricted from incurring any additional indebtedness;

•	A discussion on any material or special U.S. federal income tax considerations applicable to the debt securities;

•	The denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	Any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of our assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indenture

The following may be events of default under the indentures with respect to any series of debt securities that we may issue:

•	If we fail to pay interest when due and our failure continues for a number of days to be stated in the indenture and the time for payment has not been extended or deferred;

•	If we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	If we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for a number of days to be stated in the indenture after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	If specified events of bankruptcy, insolvency or reorganization occur as to us.

If an event of default with respect to debt securities of any series occurs and is continuing, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately; provided that if an event of bankruptcy, insolvency or reorganization occurs, such amounts shall automatically become due and payable without any declaration or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver will cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

•	The direction given by the holder is not in conflict with any law or the applicable indenture; and

•	Subject to its duties under the Trust Indenture Act, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	The holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;

•	The holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and

•	The indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the indenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	To fix any ambiguity, defect or inconsistency in the indenture; and

•	To change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the indenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	Changing the fixed maturity of the series of debt securities or any installment of principal of or interest on any series of debt securities;

•	Reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or

•	Reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	Register the transfer or exchange of debt securities of the series;

•	Replace stolen, lost or mutilated debt securities of the series;

•	Maintain paying agencies;

•	Hold monies for payment in trust;

•	Compensate and indemnify the indenture trustee; and

•	Appoint any successor indenture trustee.

In order to exercise our rights to be discharged, we must deposit with the indenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depositary Trust Company or another Depositary named by us and identified in a prospectus supplement with respect to that series. See “Book-Entry Issuance” for a further description of the terms relating to any book-entry securities.

Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series, at its option, can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, no service charge will be required for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	Issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	Register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Regarding the Indenture Trustee

We will name the indenture trustee for debt securities issued under the applicable indenture in the applicable supplement to this prospectus and, unless otherwise indicated in a prospectus supplement, the indenture trustee will also act as Transfer Agent and Paying Agent with respect to the debt securities. The indenture trustee may be removed at any time with respect to the debt securities of any series by act of the holders of a majority in principal amount of the outstanding debt securities of such series delivered to the indenture trustee and to us.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

General

We are currently authorized to issue 20,000,000 shares of common stock, without par value, and 1,000,000 shares of preferred stock, without par value. Each share of our common stock has the same relative rights as, and is identical in all respects to, each other share of our common stock. On June 5, 2015, there were approximately 15,451,900 shares of our common stock outstanding. There are no shares of preferred stock outstanding.

Common Stock

Issuance of Common Stock. Shares of common stock may be issued from time to time as our board shall determine and on such terms and for such consideration as shall be fixed by the board. The authorized number of shares of common stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Dividends and Rights Upon Liquidation. After the requirements with respect to preferential dividends on preferred stock, if any, are met, the holders of our outstanding common stock are entitled to receive dividends out of assets legally available at the time and in the amounts as the board may from time to time determine. Our common stock is not convertible or exchangeable into other securities. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive the assets that are legally available for distribution on a pro rata basis, after payment of all of our debts and other liabilities and subject to the prior rights of holders of any preferred stock then outstanding. The Company does not currently pay a dividend on its common stock.

Voting Rights. The holders of the common stock are entitled to vote at all meetings of the shareholders and are entitled to cast one vote for each share of common stock held by them respectively and standing in their respective names on the books of the Company.

Preemptive Rights. Holders of our common stock do not have preemptive rights with respect to any shares that may be issued. Shares of our common stock are not subject to redemption.

Relevant Provisions of the Indiana Business Corporation Law

The Indiana Business Corporation Law (the “IBCL”) limits some transactions between an Indiana company and any person who acquires 10% or more of the company’s common stock (an “interested shareholder”). During the five-year period after the acquisition of 10% or more of a company’s common stock, an interested shareholder cannot enter into a business combination with the company unless, before the interested shareholder acquired the common stock, the board of directors of the company approved the acquisition of common stock or approved the business combination. After the five-year period, an interested shareholder can enter into only the following three types of business combinations with the company: (i) a business combination approved by the board of directors of the company before the interested shareholder acquired the common stock; (ii) a business combination approved by holders of a majority of the common stock not owned by the interested shareholder; and (iii) a business combination in which the shareholders receive a price for their common stock at least equal to a formula price based on the highest price per common share paid by the interested shareholder.

In addition, under Indiana law, a person who acquires shares giving that person more than 20%, 33 1/3%, and 50% of the outstanding voting securities of an Indiana corporation is subject to the “Control Share Acquisitions Statute” of the IBCL and may lose the right to vote the shares which take the acquiror over these respective levels of ownership. Before an acquiror may vote the shares that take the acquiror over these ownership thresholds, the acquiror must obtain the approval of a majority of the shares of each class or series of shares entitled to vote separately on the proposal, excluding shares held by officers of the corporation, by employees of the corporation who are directors of the corporation and by the acquiror. An Indiana corporation subject to the Control Share Acquisitions Statute may elect not to be covered by the statute by so providing in its articles of incorporation or by-laws. We have adopted a provision in our Amended and Restated By-laws which states that the Control Share Acquisitions Statute shall not apply to the issued and outstanding shares of our common stock. We opted out of the Control Share Acquisitions Statute when we sold shares of our common stock in connection with the acquisition of Adorn Holdings, Inc. in 2007.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. The following statements with respect to the warrants are summaries of, and subject to, the detailed provisions of a warrant agreement to be entered into by Patrick and a warrant agent to be selected at the time of issue (the “warrant agent”), a form of which will be filed with the SEC.

General

The warrants, evidenced by warrant certificates, may be issued under the warrant agreement independently or together with any securities offered by any prospectus supplement and may be attached to or separate from such securities. If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	The offering price, if any;

•	If applicable, the designation, aggregate principal amount, and terms of the debt securities purchasable upon exercise of the debt warrants;

•	If applicable, the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;

•	If applicable, the number of shares of preferred stock or common stock purchasable upon exercise of each warrant and the initial price at which such shares may be purchased upon exercise;

•	If applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	If applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	The date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	Federal income tax consequences;

•	Call provisions of such warrants, if any;

•	Anti-dilution provisions of the warrants, if any;

•	Whether the warrants represented by the warrant certificates will be issued in registered or bearer form; and

•	Any additional or other terms, procedures, rights, preferences, privileges, limitations and restrictions relating to the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The shares of preferred stock or common stock issuable upon the exercise of the warrants will, when issued in accordance with the warrant agreement, be fully paid and non-assessable.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the depositary shares that we may offer under this prospectus. The following statements with respect to the depositary shares and depositary receipts are summaries of, and subject to, the detailed provisions of a deposit agreement to be entered into by Patrick and a depositary to be selected at the time of issue (the “depositary”) and the form of depositary receipt. The form of deposit agreement and the form of depositary receipt will be filed with the SEC.

General

We may, at our option, elect to issue fractional shares of preferred stock, rather than full shares of preferred stock. In the event such option is exercised, we may elect to have a depositary issue receipts for depositary shares, each receipt representing a fraction, to be set forth in the prospectus supplement relating to a particular series of preferred stock, of a share of a particular series of preferred stock as described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company that we select. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of an offering of the preferred stock.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement, a holder of depositary receipts may have the depositary deliver to the holder the whole shares of preferred stock relating to the surrendered depositary receipts. Holders of depositary shares may receive whole shares of the related series of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock, but holders of such whole shares will not after the exchange be entitled to receive depositary shares for their whole shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of such depositary shares owned by such holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make distribution of the property. In that case the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to such holders.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock redeemed by us. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Deposit Agreement

We and the depositary at any time may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. We or the depositary may terminate the deposit agreement only if all outstanding depositary shares have been redeemed, or there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

The depositary will forward to the record holders of the depositary shares relating to such preferred stock all reports and communications from us which are delivered to the depositary.

Neither we nor the depositary will be liable if either one is prevented or delayed by law or any circumstance beyond their control in performing the obligations under the deposit agreement. The obligations of Patrick and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and we may sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Stock purchase contracts may be issued separately or as a part of units (“stock purchase units”) consisting of a stock purchase contract and either (i) senior debt securities or subordinated debt securities or (ii) debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner, and in certain circumstances we may deliver newly issued prepaid stock purchase contracts (“prepaid securities”) upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. Certain material United States Federal income tax considerations applicable to the stock purchase units and stock purchase contracts will be set forth in the prospectus supplement relating thereto.

DESCRIPTION OF UNITS

We may issue units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a third party, as unit agent. The unit agent will act solely as our agent in connection with the units governed by the unit agreement and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units. We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others: the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement and unit certificate, which will be filed with the SEC if we offer units.

BOOK-ENTRY ISSUANCE

Unless otherwise indicated in a prospectus supplement, the debt securities of a series offered by us will be issued in the form of one or more fully registered global securities. We anticipate that these global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), which will act as depository, and registered in the name of its nominee. Except as described below, the global securities may be transferred, in whole and not in part, only to DTC or to another nominee of DTC.

DTC has advised us that it is:

•	A limited-purpose trust company organized under the New York Banking Law;

•	A “banking organization” within the meaning of the New York Banking Law;

•	A member of the Federal Reserve System;

•	A “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	A “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in participants’ accounts. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC administers its book-entry system in accordance with its rules and bylaws and legal requirements.

Upon issuance of a global security representing offered securities, DTC will credit on its book-entry registration and transfer system the principal amount to participants’ accounts. Ownership of beneficial interests in the global security will be limited to participants or to persons that hold interests through participants. Ownership of interests in the global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and the participants (with respect to the owners of beneficial interests in the global security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

So long as DTC (or its nominee) is the registered holder and owner of a global security, DTC (or its nominee) will be considered, for all purposes under the applicable indenture, the sole owner and holder of the related offered securities. Except as described below, owners of beneficial interests in a global security will not:

•	Be entitled to have the securities registered in their names; or

•	Receive or be entitled to receive physical delivery of certificated securities in definitive form.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each global security (“beneficial owner”) is in turn recorded on the direct and indirect participants’ records. A beneficial owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participants through which such beneficial owner entered into the action. Transfers of ownership interests in securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners do not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, the securities are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC records reflect only the identity of the direct participants to whose accounts securities are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notice and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. consents or votes with respect to the securities. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

Redemption proceeds, distributions and dividend payments, if any, on the securities will be made to DTC. DTC’s practice is to credit direct participants’ accounts on the payment date in accordance with their respective holdings as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and are the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee’s responsibility, disbursement of such payments to direct participants is DTC’s responsibility, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us or, if applicable, the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, debt security certificates will be printed and delivered.

We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

PLAN OF DISTRIBUTION

Patrick may sell the securities in one or more of the following ways (or in any combination thereof) from time to time:

•	Through underwriters or dealers;

•	Directly to one or more purchasers;

•	Through agents; or

•	Through any other methods described in a prospectus supplement.

The applicable prospectus supplement will state the terms of the offering of any securities, including:

•	The name or names of any underwriters, dealers or agents and the amount of securities underwritten or purchased by each of them;

•	The purchase price of such securities and the proceeds to be received by the Company;

•	Any discounts, commissions or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any;

•	Any public offering price;

•	Any over-allotment options under which underwriters may purchase additional securities from the Company;

•	Any securities exchanges on which the securities may be listed.

Any public offering price and any discounts, commissions or concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

Securities may also be sold in one or more of the following transactions, or in any transactions described in a prospectus supplement:

•	Block transactions in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	Purchase by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	A special offering, an exchange distribution or a secondary distribution in accordance with the rules of any exchange on which the securities are listed;

•	Ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	Sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•	Sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities we sell by any of the methods described above may be sold to the public, in one or more transactions, either:

•	At a fixed public offering price or prices, which may be changed;

•	At market prices prevailing at the time of sale;

•	At prices related to prevailing market prices; or

•	At negotiated prices.

If underwriters or dealers are used in the sale of any securities, the securities will be acquired by such underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. We may offer the securities to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions set forth in the applicable underwriting agreement, and, subject to certain conditions, the underwriters or dealers will be obligated to purchase all the securities of the series offered by the prospectus supplement.

We may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from the Company, if applicable, at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may engage in transactions with, or perform services for the Company and its affiliates in the ordinary course of business.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement, as the case may be.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any reports, statements or other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the Public Reference Room. Our public filings also are available to the public from commercial document retrieval services and may be obtained without charge at the SEC’s website at www.sec.gov. Our filings with the SEC are also available on our website at www.patrickind.com. The information on our website is not incorporated by reference in this prospectus or our other securities filings and you should not consider it a part of this prospectus or our other securities filings.

As noted above, we have filed with the SEC a registration statement on Form S-3 to register the securities. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information set forth in the registration statement. For further information you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review and copy the registration statement and its exhibits and schedules at the Public Reference Room maintained by the SEC as described above. The registration statement, including its exhibits and schedules, is also available on the SEC’s website.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to incorporate information into this prospectus “by reference,” which means that we can disclose important information by referring to another document or information filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information amended or superseded by information contained in, or incorporated by reference into, this prospectus. This prospectus incorporates by reference the documents and information set forth below that we have previously filed (but not furnished) with the SEC. These documents contain important information about us and our financial condition.

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2014;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2015;

•	The Company’s Proxy Statement on Schedule 14A, as filed with the SEC on April 24, 2015 (other than such information that is included in the proxy statement but not deemed to be filed with the SEC);

•	The Company’s Current Reports on Form 8-K filed with the SEC on April 2, 2015, April 22, 2015, May 1, 2015, and May 21, 2015; and

•	The description of the Company’s common stock set forth in the Company’s Registration Statement on Form 8-A, as filed with the SEC, including all amendments and reports filed for the purpose of updating such description.

The Company does not incorporate portions of any document that is either (a) described in paragraphs (d)(1) through (3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (b) furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until our offerings hereunder are completed, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, will be deemed to be incorporated by reference in this prospectus and will be a part of this prospectus from the date of the filing of the document. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

The Company will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus, other than exhibits which are specifically incorporated by reference into those documents. Requests should be directed to Corporate Secretary, Patrick Industries, Inc., 107 W. Franklin St., Elkhart, Indiana 46515, and telephone: (574) 294-7511.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplements, certain legal matters in connection with the securities will be passed upon for us by McDermott Will & Emery LLP, Chicago, Illinois. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company for the years ended December 31, 2014, 2013 and 2012 have been audited by Crowe Horwath LLP, independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated by reference in this prospectus. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

1,350,000 Shares

Patrick Industries, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

March 8, 2017

BofA Merrill Lynch

Wells Fargo Securities

Baird

KeyBanc Capital Markets

CJS Securities

C.L. King & Associates

Fifth Third Securities

Sidoti & Company, LLC